Exhibit 99.1

Company Contact:	Investor Relations:
William R. Council, III President and CEO (615) 771-7575	Cameron Associates Rodney O’Connor (212) 554-5470
Advocat Announces New Revolving Credit Facility
Also Announces Quarterly Dividend
BRENTWOOD, Tenn., (March 17, 2010) — Advocat Inc. (NASDAQ: AVCA) today announced it entered into a new Revolving Credit Facility. The Company also announced that its quarterly dividend of $0.05 per share was declared on March 3, 2010 and will be paid April 14, 2010 to shareholders of record on March 31, 2010.
The Company entered into an agreement with a bank for a new $15 million revolving credit facility, replacing its current bank revolving credit facility which was to expire in August 2010. In addition to replacing the existing revolving credit facility, the Company used $3.2 million in proceeds from the new facility to retire an existing bank term loan. The new revolver is secured by accounts receivable, has a term of three years and bears interest at the Company’s option of LIBOR (subject to a floor of 3.0%) plus 3.5% or the bank’s prime lending rate.
William R. Council, III, noted, “Our new revolving credit facility will allow us the flexibility to fund our working capital needs during the next 3 years as well as retire our existing term loan. As a result of changes in banking industry business practices since we entered into our previous credit facility in 2007, the new revolving credit facility has a higher interest rate than the existing credit facility. However, as a result of the significant reduction in our overall debt and the decrease in letters of credit required as a result of our improved debt level, the Company’s interest expense is expected to decrease by approximately $200,000 during 2010 compared to 2009. Also, by retiring the term loan, we have reduced the required principal payments and added further flexibility to our timing of debt reduction payments”
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward looking statements, including but not limited to, our ability to arrange appropriate financing and successfully construct and operate the replacement facility for the facility in West Virginia, our ability to increase census at our renovated facilities, changes in governmental reimbursement, government regulation and health care reforms, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of regulatory proceedings alleging violations of laws and regulations governing quality of care or violations of other laws and regulations applicable to our business, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our facilities, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies, as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as in its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Advocat Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
Advocat provides long term care services to patients in 50 skilled nursing centers containing 5,799 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Advocat’s web site: http://www.irinfo.com/avc.
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